UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): August 31,2004


                            YARC SYSTEMS CORPORATION, INC.
_____________________________________________________________________________
            (Exact name of Registrant as specified in its charter)

         CALIFORNIA                   000-29969            77-0185650
_____________________________        ___________          ___________________

 (State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)              File Number)         Identification No.)


3423 Hill Canyon Ave, Thousand Oaks, CA          91360
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (805)492-3693



Item  3.03  Material Modifications to the rights of Security Holders
----------------------------


A hearing will be held on September 28, 2004, 10:00am, at the US Bankruptcy Court, Central District of California, in Case Number 01-11329, 1415 State Street, Room 201, Santa Barbara, California upon motion by the Bankruptcy Chapter 7 Trustee David Y Farmer, 1254 Marsh Street, St Luis Obispo, CA 93406, phone(805)541-5390

The Trustee's "Memorandum of Points and Authorities"  states:
"After the case was closed, the Trustee received an offer to purchase the outstanding authorized but non-issued shares of the corporation for $17,500 from IMA Advisors. Following re-review of the Debtor's petition and schedules, the Trustee has determined it necessary and appropriate to reopen the case prior to administer the above described asset."

The Board of Directors of the Corporation notes that at no time has it been approached by 'IMA Advisors', or by the Trustee, to discuss this issue. The Board has no idea why these shares are being purchased, and cannot, for example but without limitation, guarantee that they will be handled pursuant to The Securities Exchange Act of 1934 as amended ('The Act'), and the regulations thereunder.

Further, as the number of "outstanding authorized but non-issued shares" to be purchased apparently do not represent a majority holding in the corporation, the Board has been unable to determine the motive for any such purchase, and whether such motive is in the best interests of stockholders.

The interests of stockholders may therefore be materially affected by the upcoming actions of the Trustee and the Bankruptcy Court. Further, the Board of the Corporation may be put in a position where it is unable to continue discharging its duties in a manner consistent with its obligations under The Act.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 YARC SYSTEMS CORPORATION, INC.
                                 Registrant


Dated: April 17, 2001            By  /s/ Trevor G Marshall
                                 _______________________

                                 Trevor G Marshall
                                 Chairman
                                 (Principal Executive Officer)